[For Immediate Release]

CHOICE HOTELS INTERNATIONAL REPORTS 2021 FOURTH QUARTER AND FULL-YEAR RESULTS
Full-year domestic RevPAR beat guidance and 2019 levels; new record for net income, adjusted EBITDA and margin; 24% year-over-year increase in full-year domestic franchise agreements

ROCKVILLE, Md., February 16, 2022 – Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its results for the three months and year ended December 31, 2021.

“The past year was truly remarkable for Choice Hotels, as we have positioned the company to benefit from the acceleration of consumer trends that favor leisure travel, limited-service hotels and longer stay occasions,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “The deliberate investments in our brands and our franchisee pricing optimization and merchandizing tools enabled us to capture more share of consumer demand and emerge as a stronger company than we were two years ago. We believe the foundation we have established for sustained growth, combined with our increased earnings power and strong financial health, will allow us to continue to capitalize on growth opportunities and drive our performance to new levels in the years to come.”

Highlights of fourth quarter and full-year 2021 results include (note that RevPAR and financial metrics are compared to 20191):

•Domestic systemwide revenue per available room (RevPAR) growth increased by 2.2% for full-year 2021, compared to the same period of 2019, exceeding full-year 2021 guidance by 120 basis points and outperforming the total industry by 19 percentage points.

•Fourth quarter domestic systemwide RevPAR growth increased 13.9%, compared to the same period of 2019, driven by an increase in average daily rate (ADR) of 9.5% and a 210-basis-point increase in occupancy levels versus fourth quarter 2019. RevPAR growth surpassed 2019 levels for the last seven months of 2021, a trend that has continued in the first quarter of 2022.

•The company's domestic effective royalty rate for full-year 2021 increased 7 basis points over the prior year to 5.01% and reached 5.04% during the fourth quarter of 2021.

1 2019 comparison data is shown in some cases for comparable prior year periods for context in light of the onset of the COVID-19 pandemic toward the end of the first quarter of 2020.

•The company continues to successfully execute its strategy of growing its more revenue intense brands with new units entering the Choice Hotels’ system in 2021 driving, on average, twice the revenue as units exiting the system.

•The company awarded 528 domestic franchise agreements in 2021, a 24% increase compared to the prior year. Of the total agreements awarded in 2021, 83% were for the company’s upscale, midscale and extended-stay brands. For full-year 2021, the company’s domestic franchise agreements for conversion and new construction hotels increased by 17% and by 39%, respectively, compared to the same period of 2020.

•Net income was $64.1 million for fourth quarter and reached a company record of $289 million for full-year 2021, representing diluted earnings per share (EPS) of $1.14 and $5.15, respectively.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for full-year 2021 reached a company record of $403.6 million, an 8% increase from the same period of 2019, exceeding the top end of the company's full-year 2021 guidance by nearly $17 million. Adjusted EBITDA for the fourth quarter was $95.5 million, a 14% increase from the fourth quarter 2019.

•Adjusted EBITDA margin for full-year 2021 reached a company record of 74.7%, a 520-basis-point increase from the same period of 2019.

•Fourth quarter and full-year 2021 adjusted diluted EPS was $0.99 and $4.29, respectively.

•During full-year 2021, the company returned $38.4 million to shareholders in the form of cash dividends and share repurchases and announced a 6% increase in its quarterly dividend rate beginning in January 2022.

RevPAR Performance Trends

•Domestic systemwide RevPAR outperformed the respective chain scales in which the company competes by 680 basis points for full-year 2021, compared to the same period of 2019.

•Choice Hotels’ overall portfolio achieved RevPAR index gains versus local competitors of 450 basis points for full-year 2021, compared to the same period of 2019, driven by both ADR and occupancy index gains. All of the company’s brands achieved RevPAR index share gains versus local competition for full-year 2021, compared to the same period of 2019.

•The company’s overall midscale portfolio has surpassed 2019 RevPAR levels since June 2021 and achieved domestic systemwide RevPAR growth of 12.3% in fourth quarter 2021 compared to the same period of 2019, driven primarily by a 10.1% increase in ADR. In fourth quarter 2021, the Comfort brand family’s domestic systemwide RevPAR growth outperformed the upper-midscale chain scale by 870 basis points compared to the same period of 2019.

•The company’s extended-stay portfolio has consistently exceeded 2019 RevPAR levels since April 2021 and achieved domestic systemwide RevPAR growth of 24.7% in fourth quarter 2021, compared to the same period of 2019. The WoodSpring Suites brand achieved

RevPAR growth of nearly 30% in fourth quarter 2021, compared to the same period of 2019, driven by occupancy levels of nearly 79% and a 16.6% increase in ADR.

•The company’s upscale portfolio continued to achieve domestic systemwide RevPAR share gains versus its competitors for full-year 2021, compared to the same period of 2019, with the Cambria Hotels brand achieving gains of over 12 percentage points for full-year 2021.

Additional details for the company’s fourth quarter and full-year 2021 results are as follows:

Revenues

•Total revenues were $1.1 billion for full-year 2021, a 4% decrease compared to the same period of 2019, and $284.6 million in fourth quarter 2021, a 6% increase compared to the same period of 2019.

•Total revenues excluding marketing and reservation system fees increased 1% to $540.5 million for full-year 2021 compared to full-year 2019, and increased 8% to $140.2 million for fourth quarter 2021, compared to the same period of 2019.

•Full-year 2021 domestic royalties totaled $382.4 million, a 4% increase from the same period of 2019, and $93.6 million for fourth quarter 2021, a 14% increase compared to the same period of 2019.

•Procurement services revenues increased 2% to $14.1 million for fourth quarter 2021, compared to the same period of 2019.

Development

•The company awarded 239 domestic franchise agreements in fourth quarter 2021, a 23% increase compared to the same period of the prior year. The company’s domestic franchise agreements for new construction hotels increased by 58% for fourth quarter 2021, compared to the same period of 2020.

•The company’s extended-stay portfolio continued its rapid expansion, reaching 474 domestic hotels as of December 31, 2021, a 6% increase since December 31, 2020, with the domestic pipeline reaching over 340 hotels awaiting conversion, under construction or approved for development. For full-year 2021, the company’s extended stay domestic franchise agreements increased by 27%, compared to the same period in 2020.

•The company continued to grow the number of domestic hotels within the Comfort brand family by 1.2% from December 31, 2020 and executed the highest number of conversion hotel openings since 2013. In the fourth quarter of 2021, the brand’s domestic franchise agreements increased by 25% and doubled for new construction hotels, compared to the same period of 2020.

•As of December 31, 2021, the number of domestic units in the company’s upscale portfolio expanded by 13% since December 31, 2020, driven by an increase in unit count for both the Cambria Hotels brand and Ascend Hotel Collection. This unit growth excludes the impact from the termination of the company’s relationship with AMResorts® following its acquisition and exit from the Ascend Hotel Collection's portfolio of 17 AMResorts®-branded properties in fourth quarter 2021. For fourth quarter 2021, the company’s upscale domestic franchise agreements increased by 86%, compared to the prior year.

•The number of domestic hotels and rooms, as of December 31, 2021, decreased 0.8% and 1.2%, respectively, from December 31, 2020. Excluding the impact of 17 AMResorts®-branded properties and the company exiting 41 underperforming assets from the portfolio in fourth quarter 2021, the company’s domestic upscale, midscale and extended-stay segments reported a 1.6% increase in units since December 31, 2020.

•The company's total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of December 31, 2021, increased 2% to nearly 880 hotels from third quarter 2021, representing over 75,000 rooms.

Balance Sheet and Liquidity

The company further strengthened its liquidity position at year-end 2021 and continues to benefit from its primarily franchise-only business model, which has historically provided a stable earnings stream, low capital expenditure requirements and significant free cash flow. As of December 31, 2021, the company’s total available liquidity consisting of cash and available borrowing capacity through the revolving credit facility nearly doubled to $1.1 billion, compared to December 31, 2019. The company generated cash flow from operations of $383.7 million for full-year 2021 and $138.5 million for fourth quarter 2021, increasing 42% and 74%, respectively, from the same periods of 2019.

Shareholder Returns

During full-year 2021, the company paid cash dividends totaling $25 million. During the fourth quarter of 2021, the company's board of directors announced a 6% increase to the annual dividend rate to $0.2375 per common share outstanding effective with the dividend payable on January 18, 2022. The company expects to pay dividends totaling $53 million during 2022.

During full-year 2021, the company repurchased $13.4 million of common stock under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company's equity incentive plans. As of January 31, 2022, the company had 3.3 million shares remaining under the current share repurchase authorization.

In January 2022, the company returned $17.6 million to shareholders in the form of cash dividends and share repurchases.

Outlook

While the company exceeded pre-COVID-19 levels for RevPAR and adjusted EBITDA for full-year 2021, the continued precise recovery trends for full-year 2022 are still somewhat uncertain.

For full-year 2022, the company expects to drive continued growth in RevPAR and adjusted EBITDA, compared to full-year 2021, including incremental investments that are expected to accelerate long-term growth in 2023 and beyond.

The company's domestic effective royalty rate is expected to increase in the mid-single digits for full-year 2022, as compared to full-year 2021.

The company’s outlook reflects its estimates based on the best information available at this time.

Conference Call

Choice Hotels International will conduct a conference call on, February 16, 2022, at 11:30 a.m. Eastern Time to discuss the company’s fourth quarter and full-year 2021 earnings results. The dial-in number to listen to the call domestically is (888) 349-0087 and the number for international participants is (412) 317-5259. A live webcast and accompanying materials will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,000 hotels, representing nearly 600,000 rooms, in 35 countries and territories as of December 31, 2021, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation, resurgence or worsening of the COVID-19 pandemic, including with respect to new strains or variants; the rate and pace of vaccination in the broader population; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future domestic or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks, including ransomware attacks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted EBITDA margins, adjusted selling, general and administrative (SG&A) expenses, revenues excluding marketing and reservation system activities, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, SG&A, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, debt-restructuring costs, tax credits related to the rehabilitation and re-use of historic buildings, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables, expenses associated with legal claims and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities, as well as an office building leased to a third-party to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted SG&A, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization and Margin: Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA Margin reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by marketing and reservation system activities. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use these measures, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation system activities. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Director, Executive Reporting and Investor Relations

IR@choicehotels.com

© 2022 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2021	2020	$	%	2021	2020	$	%

REVENUES

Royalty fees	$97,612	$63,151	$34,461	55%	$397,218	$263,308	$133,910	51%
Initial franchise and relicensing fees	7,438	5,875	1,563	27%	26,342	25,906	436	2%
Procurement services	14,100	10,633	3,467	33%	50,393	45,242	5,151	11%
Marketing and reservation system	144,463	105,365	39,098	37%	528,843	402,568	126,275	31%
Owned hotels	13,109	4,437	8,672	195%	37,833	20,168	17,665	88%
Other	7,916	3,932	3,984	101%	28,669	16,880	11,789	70%
Total revenues	284,638	193,393	91,245	47%	1,069,298	774,072	295,226	38%

OPERATING EXPENSES

Selling, general and administrative	45,776	44,812	964	2%	145,623	148,910	(3,287)	(2)%
Depreciation and amortization	6,296	6,522	(226)	(3)%	24,773	25,831	(1,058)	(4)%
Marketing and reservation system	117,272	113,283	3,989	4%	444,946	446,847	(1,901)	0%
Owned hotels	8,220	3,244	4,976	153%	24,754	16,066	8,688	54%
Total operating expenses	177,564	167,861	9,703	6%	640,096	637,654	2,442	0%

Loss on sale of business & assets, and impairments, net	(269)	(9,235)	8,966	(97)%	(269)	(14,751)	14,482	(98)%

Operating income	106,805	16,297	90,508	555%	428,933	121,667	307,266	253%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,574	11,875	(301)	(3)%	46,680	49,028	(2,348)	(5)%
Interest income	(1,264)	(1,411)	147	(10)%	(4,981)	(7,688)	2,707	(35)%
Loss on extinguishment of debt	—	—	—	NM	—	16,565	(16,565)	(100)%
Other gains	(2,228)	(3,675)	1,447	(39)%	(5,134)	(4,533)	(601)	13%
Equity in net loss of affiliates	14,384	8,117	6,267	77%	15,876	15,289	587	4%
Total other income and expenses, net	22,466	14,906	7,560	51%	52,441	68,661	(16,220)	(24)%

Income before income taxes	84,339	1,391	82,948	5963%	376,492	53,006	323,486	610%
Income tax expense (benefit)	20,256	(6,474)	26,730	(413)%	87,535	(22,381)	109,916	(491)%
Net income	$64,083	$7,865	$56,218	715%	$288,957	$75,387	$213,570	283%

Basic earnings per share	$1.15	$0.14	$1.01	721%	$5.20	$1.36	$3.84	282%

Diluted earnings per share	$1.14	$0.14	$1.00	714%	$5.15	$1.35	$3.80	282%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31,	December 31,
	2021	2020

ASSETS

Cash and cash equivalents	$511,605	$234,779
Accounts receivable, net	153,147	149,921
Other current assets	96,909	48,214
Total current assets	761,661	432,914

Property and equipment, net	377,367	334,901
Intangible assets, net	312,389	303,725
Goodwill	159,196	159,196
Notes receivable, net of allowances	66,451	95,785
Investments in affiliates	27,967	57,879
Operating lease right-of-use assets	34,183	17,688
Investments, employee benefit plans, at fair value	33,946	29,104
Other assets	158,664	156,141

Total assets	$1,931,824	$1,587,333

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Accounts payable	$81,169	$83,329
Accrued expenses and other current liabilities	104,472	78,920
Deferred revenue	81,538	50,290
Liability for guest loyalty program	86,765	43,308
Current portion of long-term debt	216,351	—
Total current liabilities	570,295	255,847

Long-term debt	844,123	1,058,738
Deferred revenue	105,785	122,406
Liability for guest loyalty program	41,785	77,071
Operating lease liabilities	35,492	12,739
Deferred compensation & retirement plan obligations	38,690	33,756
Other liabilities	29,772	32,528

Total liabilities	1,665,942	1,593,085

Total shareholders’ equity (deficit)	265,882	(5,752)

Total liabilities and shareholders’ equity (deficit)	$1,931,824	$1,587,333

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$288,957	$75,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,773	25,831
Depreciation and amortization - marketing and reservation system	25,721	22,625
Franchise agreement acquisition cost amortization	13,222	11,310
Impairment of long-lived assets	282	14,751
Loss (gain) on sale and disposal of assets, net	530	—
Loss on debt extinguishment	—	16,565
Non-cash stock compensation and other charges	35,731	9,690
Non-cash interest, investment, and affiliate income	(13,509)	(6,723)
Deferred income taxes	(1,006)	(44,826)
Equity in net losses from affiliates, less distributions received	23,985	15,439
Franchise agreement acquisition costs, net of reimbursements	(38,230)	(36,479)
Change in working capital and other, net of acquisition	23,240	6,491
NET CASH PROVIDED BY OPERATING ACTIVITIES	383,696	110,061

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(74,294)	(33,603)
Investment in intangible assets	(3,573)	(1,359)
Proceeds from sales of assets	6,119	—
Proceeds from sale of tax credits for rehabilitation of historic building	—	9,197
Contributions to investments in affiliates	(2,778)	(5,454)
Distributions and sales proceeds from investments in affiliates	15,554	10,798
Purchases of investments, employee benefit plans	(1,705)	(2,562)
Proceeds from sales of investments, employee benefit plans	2,609	2,478
Issuance of notes receivable	(20,133)	(9,845)
Collections of notes receivable	213	6,494
Other items, net	(938)	(623)
NET CASH USED IN INVESTING ACTIVITIES	(78,926)	(24,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings pursuant to revolving credit facilities	—	(18,480)
Proceeds from issuance of Term Loan	—	249,500
Proceeds from issuance of 2020 Senior Notes	—	447,723
Principal payments on long-term debt	—	(473,857)
Payments to extinguish long-term debt	—	(14,347)
Debt issuance costs	(365)	(4,620)
Purchases of treasury stock	(13,365)	(55,450)
Dividends paid	(25,044)	(25,274)
Proceeds from exercise of stock options	11,054	10,203
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(27,720)	115,398

Net change in cash and cash equivalents	277,050	200,980
Effect of foreign exchange rate changes on cash and cash equivalents	(224)	33
Cash and cash equivalents at beginning of period	234,779	33,766

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$511,605	$234,779

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Year Ended December 31, 2021			For the Year Ended December 31, 2020			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$98.22	60.1%	$59.05	$83.72	46.1%	$38.58	17.3%	1,400	bps	53.1%
Sleep	86.55	58.7%	50.85	75.92	46.2%	35.08	14.0%	1,250	bps	45.0%
Quality	83.88	53.5%	44.84	72.13	41.8%	30.16	16.3%	1,170	bps	48.7%
Clarion(2)	88.09	43.1%	38.00	73.37	32.9%	24.12	20.1%	1,020	bps	57.5%
Econo Lodge	68.08	50.1%	34.09	59.12	40.9%	24.16	15.2%	920	bps	41.1%
Rodeway	68.04	50.9%	34.64	59.48	43.6%	25.94	14.4%	730	bps	33.5%
WoodSpring Suites	51.61	81.1%	41.85	46.16	71.5%	33.01	11.8%	960	bps	26.8%
MainStay	80.25	62.1%	49.80	77.10	55.4%	42.69	4.1%	670	bps	16.7%
Suburban	55.41	70.0%	38.81	51.44	63.6%	32.72	7.7%	640	bps	18.6%
Cambria Hotels	132.48	56.2%	74.47	112.30	38.2%	42.87	18.0%	1,800	bps	73.7%
Ascend Hotel Collection	138.02	53.7%	74.14	116.51	43.4%	50.59	18.5%	1,030	bps	46.6%

Total	$84.04	57.4%	$48.21	$71.63	45.6%	$32.69	17.3%	1,180	bps	47.5%

	For the Three Months December 31, 2021			For the Three Months December 31, 2020			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$99.68	58.2%	$58.02	$79.26	45.6%	$36.18	25.8%	1,260	bps	60.4%
Sleep	87.05	56.4%	49.06	71.55	45.3%	32.42	21.7%	1,110	bps	51.3%
Quality	83.70	50.2%	42.05	68.77	41.1%	28.24	21.7%	910	bps	48.9%
Clarion(2)	88.66	41.1%	36.44	68.86	31.5%	21.71	28.8%	960	bps	67.8%
Econo Lodge	67.19	46.8%	31.46	57.44	40.0%	22.95	17.0%	680	bps	37.1%
Rodeway	67.49	47.5%	32.09	57.34	42.5%	24.38	17.7%	500	bps	31.6%
WoodSpring Suites	54.01	78.7%	42.50	46.20	70.1%	32.37	16.9%	860	bps	31.3%
MainStay	81.48	59.9%	48.78	76.30	56.3%	42.94	6.8%	360	bps	13.6%
Suburban	58.40	65.8%	38.42	49.37	63.4%	31.28	18.3%	240	bps	22.8%
Cambria Hotels	140.35	59.5%	83.48	99.50	37.7%	37.50	41.1%	2,180	bps	122.6%
Ascend Hotel Collection	137.14	51.7%	70.85	105.69	42.2%	44.60	29.8%	950	bps	58.9%

Total	$85.11	54.9%	$46.73	$68.37	44.9%	$30.71	24.5%	1,000	bps	52.2%

Effective Royalty Rate

	For the Quarter Ended		For the Year Ended
	12/31/2021	12/31/2020	12/31/2021	12/31/2020

System-wide(3)	5.04%	4.98%	5.01%	4.94%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

									Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM(1)
(UNAUDITED)

	For the Year Ended December 31, 2021			For the Year Ended December 31, 2019			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(2)	$98.22	60.1%	$59.05	$95.84	62.2%	$59.65	2.5%	(210)	bps	(1.0)%
Sleep	86.55	58.7%	50.85	85.28	61.1%	52.09	1.5%	(240)	bps	(2.4)%
Quality	83.88	53.5%	44.84	80.11	54.1%	43.33	4.7%	(60)	bps	3.5%
Clarion(3)	88.09	43.1%	38.00	84.73	49.5%	41.90	4.0%	(640)	bps	(9.3)%
Econo Lodge	68.08	50.1%	34.09	63.75	47.7%	30.43	6.8%	240	bps	12.0%
Rodeway	68.04	50.9%	34.64	64.25	49.0%	31.48	5.9%	190	bps	10.0%
WoodSpring Suites	51.61	81.1%	41.85	47.10	75.3%	35.46	9.6%	580	bps	18.0%
MainStay	80.25	62.1%	49.80	84.85	64.0%	54.32	(5.4)%	(190)	bps	(8.3)%
Suburban	55.41	70.0%	38.81	57.25	66.9%	38.30	(3.2)%	310	bps	1.3%
Cambria Hotels	132.48	56.2%	74.47	145.45	67.5%	98.12	(8.9)%	(1,130)	bps	(24.1)%
Ascend Hotel Collection	138.02	53.7%	74.14	125.16	61.2%	76.57	10.3%	(750)	bps	(3.2)%

Total	$84.04	57.4%	$48.21	$81.83	57.7%	$47.18	2.7%	(30)	bps	2.2%

	For the Three Months December 31, 2021			For the Three Months December 31, 2019			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(2)	$99.68	58.2%	$58.02	$90.72	57.3%	$51.96	9.9%	90	bps	11.7%
Sleep	87.05	56.4%	49.06	81.19	55.5%	45.06	7.2%	90	bps	8.9%
Quality	83.70	50.2%	42.05	75.35	48.8%	36.78	11.1%	140	bps	14.3%
Clarion(3)	88.66	41.1%	36.44	79.29	43.9%	34.80	11.8%	(280)	bps	4.7%
Econo Lodge	67.19	46.8%	31.46	60.30	43.7%	26.32	11.4%	310	bps	19.5%
Rodeway	67.49	47.5%	32.09	60.73	44.9%	27.25	11.1%	260	bps	17.8%
WoodSpring Suites	54.01	78.7%	42.50	46.34	70.7%	32.78	16.6%	800	bps	29.7%
MainStay	81.48	59.9%	48.78	80.08	59.0%	47.21	1.7%	90	bps	3.3%
Suburban	58.40	65.8%	38.42	53.70	61.3%	32.93	8.8%	450	bps	16.7%
Cambria Hotels	140.35	59.5%	83.48	146.52	62.1%	91.05	(4.2)%	(260)	bps	(8.3)%
Ascend Hotel Collection	137.14	51.7%	70.85	120.31	56.7%	68.25	14.0%	(500)	bps	3.8%

Total	$85.11	54.9%	$46.73	$77.73	52.8%	$41.04	9.5%	210	bps	13.9%

Effective Royalty Rate

	For the Quarter Ended		For the Year Ended
	12/31/2021	12/31/2019	12/31/2021	12/31/2019

System-wide(4)	5.04%	4.91%	5.01%	4.86%

(1) In response to partial hotel closures resulting from the COVID-19 pandemic, the Company revised its calculation of Occupancy to be reflective of full room availability. Additionally, the Company also made minor revisions to its ADR calculations, with respect to complimentary rooms. The revised 2019 ADR, Occupancy and RevPAR are reflected in the table above.

(2) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(4) Includes United States and Caribbean countries and territories

							Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2021		December 31, 2020		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,668	131,302	1,648	129,711	20	1,591	1.2%	1.2%
Sleep	414	29,194	408	28,790	6	404	1.5%	1.4%
Quality	1,652	123,549	1,697	128,807	(45)	(5,258)	(2.7)%	(4.1)%
Clarion(2)	189	21,837	183	22,072	6	(235)	3.3%	(1.1)%
Econo Lodge	734	44,107	777	47,023	(43)	(2,916)	(5.5)%	(6.2)%
Rodeway	528	30,275	559	31,828	(31)	(1,553)	(5.5)%	(4.9)%
WoodSpring Suites	302	36,374	291	35,020	11	1,354	3.8%	3.9%
MainStay	101	6,994	90	6,374	11	620	12.2%	9.7%
Suburban	71	6,395	66	6,470	5	(75)	7.6%	(1.2)%
Cambria Hotels	57	7,869	54	7,697	3	172	5.6%	2.2%
Ascend Hotel Collection	204	21,286	194	20,890	10	396	5.2%	1.9%

Domestic Franchises(3)	5,920	459,182	5,967	464,682	(47)	(5,500)	(0.8)%	(1.2)%

International Franchises	1,110	120,564	1,180	133,295	(70)	(12,731)	(5.9)%	(9.6)%

Total Franchises	7,030	579,746	7,147	597,977	(117)	(18,231)	(1.6)%	(3.0)%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

				Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES, EXCLUDING MARKETING AND RESERVATION ACTIVITIES
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,

	2021	2020	2021	2020

Total Revenues	$284,638	$193,393	$1,069,298	$774,072
Adjustments:
Marketing and reservation system revenues	(144,463)	(105,365)	(528,843)	(402,568)
Revenues, excluding marketing and reservation activities	$140,175	$88,028	$540,455	$371,504

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,

	2021	2020	2021	2020

Total Selling, General and Administrative Expenses	$45,776	$44,812	$145,623	$148,910
Mark to market adjustments on non-qualified retirement plan investments	(2,153)	(3,157)	(5,555)	(4,085)
Operational restructuring charges	(89)	(918)	(813)	(9,564)
Share-based compensation	(3,028)	(2,186)	(11,427)	(3,810)
Exceptional allowances attributable to COVID-19	(2,080)	(3,333)	(5,167)	(7,296)
Expenses associated with legal claims	—	(3,000)	(3,000)	(3,000)
Adjusted Selling, General and Administrative Expenses	$38,426	$32,218	$119,661	$121,155

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA MARGINS
(dollar amounts in thousands)
	Three Months Ended December 31,		Year Ended December 31,

	2021	2020	2021	2020

Net income	$64,083	$7,865	$288,957	$75,387
Income tax expense (benefit)	20,256	(6,474)	87,535	(22,381)
Interest expense	11,574	11,875	46,680	49,028
Interest income	(1,264)	(1,411)	(4,981)	(7,688)
Other gains	(2,228)	(3,675)	(5,134)	(4,533)
Loss on extinguishment of debt	—	—	—	16,565
Equity in operating net (gain) loss of affiliates, net of impairments	(140)	1,854	3,408	9,026
Loss on sale of affiliates, business & assets, and impairments, net	14,793	15,498	12,737	21,014
Depreciation and amortization	6,296	6,522	24,773	25,831
Mark to market adjustments on non-qualified retirement plan investments	2,153	3,157	5,555	4,085
Operational restructuring charges	89	918	813	9,564
Share-based compensation	3,028	2,186	11,427	3,810
Exceptional allowances attributable to COVID-19	2,080	3,333	5,167	7,296
Expenses associated with legal claims	—	3,000	3,000	3,000
Marketing and reservation system reimbursable (surplus) deficit	(27,191)	7,918	(83,897)	44,279
Franchise agreement acquisition costs amortization	1,983	1,657	7,517	6,416
Adjusted EBITDA	$95,512	$54,223	$403,557	$240,699

Revenues, excluding marketing and reservation activities	$140,175	$88,028	$540,455	$371,504

Adjusted EBITDA margins	68.1%	61.6%	74.7%	64.8%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,

	2021	2020	2021	2020

Net income	$64,083	$7,865	$288,957	$75,387
Adjustments:
Loss on extinguishment of debt	—	—	—	12,457
Loss on sale of affiliates, business & assets, and impairments, net	11,065	11,640	9,642	15,802
Operational restructuring charges	65	689	582	7,190
Exceptional allowances attributable to COVID-19	1,556	2,506	3,911	5,487
Expenses associated with legal claims	—	2,256	2,271	2,256
Marketing and reservation system reimbursable (surplus) deficit	(20,602)	6,554	(64,337)	35,167
Sale of tax credits on historical building	—	—	—	(1,857)
Foreign tax benefit on international restructuring	—	(3,395)	—	(28,848)
Adjusted Net Income	$56,167	$28,115	$241,026	$123,041

Diluted Earnings Per Share	$1.14	$0.14	$5.15	$1.35
Adjustments:
Loss on extinguishment of debt	—	—	—	0.22
Loss on sale of affiliates, business & assets, and impairments, net	0.19	0.21	0.17	0.29
Operational restructuring costs	—	0.01	0.01	0.13
Exceptional allowances attributable to COVID-19	0.03	0.04	0.07	0.10
Expenses associated with legal claims	—	0.04	0.04	0.04
Marketing and reservation system reimbursable (surplus) deficit	(0.37)	0.12	(1.15)	0.63
Sale of tax credits on historical building	—	—	—	(0.03)
Foreign tax benefit on international restructuring	—	(0.06)	—	(0.52)
Adjusted Diluted Earnings Per Share (EPS)	$0.99	$0.50	$4.29	$2.21